                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            [PIZZA PAPA JOHN'S LOGO]



                                 P.O. Box 99900
                         Louisville, Kentucky 40269-0900



                                                                  April 13, 2000

Dear Stockholder:

     On behalf of the entire Papa John's team, I invite you to join us for the Company's upcoming Annual Meeting of Stockholders. The meeting will begin at 11:00 a.m. on Wednesday, May 24, 2000, at the Company's corporate offices located at 2002 Papa John's Boulevard, Louisville, Kentucky.

     Following the formal items of business to be brought before the meeting, we will discuss our 1999 results and answer your questions. After the meeting, we hope you will join us for a slice of Papa John's pizza!

     Thank you for your continued support of Papa John's. We look forward to seeing you on May 24.

                                         Sincerely,

                                         /s/ John H. Schnatter

                                         JOHN H. SCHNATTER
                                         FOUNDER AND CHIEF EXECUTIVE OFFICER

                         PAPA JOHN'S INTERNATIONAL, INC.
                                 P.O. Box 99900
                         Louisville, Kentucky 40269-0900


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2000

To the Stockholders:

     The Annual Meeting of Stockholders of Papa John's International, Inc. (the "Company") will be held at the Company's corporate offices located at 2002 Papa John's Boulevard, Louisville, Kentucky on Wednesday, May 24, 2000, at 11:00 a.m. (E.D.T.), for the following purposes:

     (1) To elect three directors to serve until the annual meeting of stockholders in 2003;

     (2) To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this Notice. Only stockholders of record at the close of business on March 30, 2000, are entitled to receive notice of and to vote at the meeting.

                                         By Order of the Board of Directors

                                         /s/ Charles W. Schnatter

                                         CHARLES W. SCHNATTER
                                         SENIOR VICE PRESIDENT, SECRETARY
                                          AND GENERAL COUNSEL
Louisville, Kentucky
April 13, 2000


                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                         PAPA JOHN'S INTERNATIONAL, INC.
                                 P.O. Box 99900
                         Louisville, Kentucky 40269-0900


                                  -------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2000

                                  -------------


                               GENERAL INFORMATION

     This Proxy Statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Papa John's International, Inc., a Delaware corporation (the "Company"), to be voted at the Company's Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments thereof. The Annual Meeting will be held at the Company's corporate offices located at 2002 Papa John's Boulevard, Louisville, Kentucky on Wednesday, May 24, 2000, at 11:00 a.m. (E.D.T.) for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about April 13, 2000.

     A stockholder signing and returning a proxy has the power to revoke it at any time before the shares subject to it are voted by (i) notifying the Secretary of the Company in writing of such revocation, (ii) filing a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. If a proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the proxy will be voted FOR the nominees for director named in the Proxy Statement and FOR the ratification of Ernst & Young LLP as the Company's independent auditors for the 2000 fiscal year and in the discretion of proxy holders on such other business as may properly come before the Annual Meeting.

     The original solicitation of proxies by mail may be supplemented by telephone and other means of communication and through personal solicitation by officers, directors and other employees of the Company, at no compensation. Corporate Investor Communications, Inc. has been retained to distribute proxy materials and to provide proxy solicitation services for a fee of approximately $5,250, plus reasonable out-of-pocket expenses. Proxy materials will also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

                        RECORD DATE AND VOTING SECURITIES

     The Board has fixed the record date for the Annual Meeting as the close of business on March 30, 2000 (the "Record Date"), and all holders of record of Common Stock on the Record Date are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose reasonably related to the Annual Meeting, for a period of ten days prior to the Annual Meeting at the Company's principal executive offices at 2002 Papa John's Boulevard, Louisville, Kentucky. At the Record Date, there were 25,948,089 shares of Common Stock outstanding. For each share of Common Stock held on the Record Date, a stockholder is entitled to one vote on each matter to be considered at the Annual Meeting. A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who also will determine whether a quorum exists. Abstentions or "withheld" votes will be treated as present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of matters submitted to the stockholders. Since Delaware law treats only those shares voted "for" a matter as affirmative votes, abstentions or withheld votes will have the same effect as negative votes or votes "against" a particular matter. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter.


             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

     The following table sets forth certain information as of March 30, 2000, the Record Date for the Annual Meeting, with respect to the beneficial ownership of Common Stock by (i) each director or nominee for director of the Company,
(ii) each of the executive officers named in the Summary Compensation Table in this Proxy Statement, (iii) all directors and executive officers as a group and
(iv) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock.


                                                           NUMBER OF             PERCENT OF
DIRECTORS AND EXECUTIVE OFFICERS                            SHARES(1)             CLASS(2)
--------------------------------                            ---------             --------
John H. Schnatter
P.O. Box 99900
Louisville, Kentucky  40269............................    6,958,186 (3)             26.7%
Blaine E. Hurst........................................      150,251 (4)              *
Charles W. Schnatter...................................      217,792 (5)              *
Robert J. Wadell.......................................       30,100 (6)              *
E. Drucilla Milby......................................       42,244 (7)              *
Barry M. Barron........................................       52,564 (8)              *
O. Wayne Gaunce........................................       42,087 (9)              *
Jack A. Laughery.......................................       48,750 (10)             *
Wade S. Oney ..........................................      687,150 (11)            2.6%
Michael W. Pierce......................................       53,372 (12)             *
Richard F. Sherman.....................................       28,450 (13)             *

All directors and executive officers as a group
(18 persons, including those named above)..............     8,568,236 (14)           31.2%


                                                           NUMBER OF             PERCENT OF
OTHER 5% BENEFICIAL OWNERS                                  SHARES(1)             CLASS(2)
--------------------------                                  ---------             --------
Brown Investment Advisory & Trust Company
Brown Advisory Incorporated
19 South Street
Baltimore, Maryland 21202 .............................    1,547,880 (15)            5.0%

FMR Corp.
82 Devonshire Street
Boston, Massachusetts  02109...........................    1,831,050 (16)            6.0%



*  Represents less than one percent of class.

(1) Based upon information furnished to the Company by the named persons and information contained in filings with the Securities and Exchange Commission (the "Commission"). Under the rules of the Commission, a person is deemed to own beneficially shares over which the person has or shares voting or investment power or which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares shown as owned by them.


(2) Based on 25,948,089 shares outstanding as of the Record Date, except as otherwise noted. Shares of Common Stock subject to currently exercisable options are deemed outstanding for purposes of computing the percentage of class for the person or group holding such options but are not deemed outstanding for purposes of computing the percentage of class for any other person or group.

(3) Includes (a) 145,278 shares subject to options exercisable within 60 days of the Record Date, (b) 489,907 shares held in trust for Mr. Schnatter's minor children, (c) 395,500 shares held in a family limited partnership and
     (d) 79,750 shares held by a foundation. Mr. Schnatter holds sole voting and investment power for all such shares.

(4) Includes 150,251 shares subject to options exercisable within 60 days of the Record Date.

(5) 74,002 shares subject to options exercisable within 60 days of the Record Date.

(6) Includes 30,100 shares subject to options exercisable within 60 days of the Record Date.

(7) Includes 42,199 shares subject to options exercisable within 60 days of the Record Date.

(8) Includes 52,564 shares subject to options exercisable within 60 days of the Record Date.

(9) Includes 20,500 shares subject to options exercisable within 60 days of the Record Date and 17,500 shares held in a trust of which Mr. Gaunce is co-trustee with shared voting and investment power.

(10) Includes 45,000 shares subject to options exercisable within 60 days of the Record Date and 3,750 shares held by Mr. Laughery's spouse, as to which shares Mr. Laughery disclaims beneficial ownership.

(11) Includes 665,804 shares subject to options exercisable within 60 days of the Record Date.

(12) Includes 14,000 shares subject to options exercisable within 60 days of the Record Date, 9,000 shares held by a partnership in which Mr. Pierce has a 50% interest, as to which Mr. Pierce shares voting and investment power, and 114 shares held by Mr. Pierce's spouse, as to which shares Mr. Pierce disclaims beneficial ownership.

(13) Includes 28,250 shares subject to options exercisable within 60 days of the Record Date.

(14) Includes 1,517,713 shares subject to options exercisable within 60 days of the Record Date held by all directors and executive officers.

(15) As disclosed in a Schedule 13G filed with the Commission. Reflects beneficial ownership (based on sole or shared voting or dispositive power) of the reporting entity and its affiliates reported as of December 31, 1999. Percentage of class is calculated based on number of shares outstanding as of the effective date of the filing, rather than the Record Date.

(16) As disclosed in a Schedule 13G filed with the Commission. Reflects beneficial ownership (based on sole or shared voting or dispositive power) of the reporting entity and its affiliates reported as of January 31, 2000. Percentage of class is calculated based on number of shares outstanding as of the effective date of the filing, rather than the Record Date.

                            1. ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term and one class is elected each year. The Board of Directors is authorized to fix the number of directors within the range of three to fifteen members, and, effective at the 2000 Annual Meeting, the Board size has been set at eight members. O. Wayne Gaunce, Jack A. Laughery and Michael W. Pierce are the members of the class to be elected at the 2000 Annual Meeting and have been nominated to serve as directors for a three-year term expiring at the annual meeting to be held in 2003. The remaining five directors will continue to serve in accordance with their previous elections.

     It is intended that shares represented by proxies received in response to this Proxy Statement will be voted for the nominees listed below, unless otherwise directed by a stockholder in his or her proxy. Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur the proxy holders may, in their discretion, vote for a substitute nominee or nominees. Directors are elected by a plurality of the votes cast.

     Set forth below is information concerning the nominees for election and each director whose term will continue after the 2000 Annual Meeting.


                                                                                              DIRECTOR
NAME                                                      AGE     POSITION OR OFFICE           SINCE
----                                                      ---     ------------------           -----
              NOMINEES FOR ELECTION TO THE BOARD
            FOR A THREE-YEAR TERM EXPIRING IN 2003

O. Wayne Gaunce........................................   67      Director                     1993
Jack A. Laughery.......................................   65      Director                     1993
Michael W. Pierce......................................   48      Director                     1993

                DIRECTORS CONTINUING IN OFFICE

                     TERM EXPIRING IN 2001
Charles W. Schnatter...................................   37      Senior Vice President,       1993
                                                                  Secretary, General
                                                                  Counsel and Director
Richard F. Sherman.....................................   56      Director                     1993

                     TERM EXPIRING IN 2002

John H. Schnatter .....................................   38      Founder, Chairman of         1990
                                                                  the Board and Chief
                                                                  Executive Officer
Blaine E. Hurst........................................   43      President, Vice              1996
                                                                  Chairman and Director
Wade S. Oney...........................................   38      Director                     1999

     O. WAYNE GAUNCE. Since 1988, Mr. Gaunce has been the principal of Gaunce Management, which oversees the operation of franchised restaurants, including Papa John's, Long John Silver's and Jerry's restaurants. For more than the past five years, Mr. Gaunce has also developed and managed real estate properties, principally in the restaurant industry. Mr. Gaunce has been a Papa John's franchisee since 1991.

     JACK A. LAUGHERY. Mr. Laughery is a restaurant investor and consultant, and has been a Papa John's franchisee since 1992. From 1990 until his retirement in 1994, Mr. Laughery was Chairman of Hardee's Food Systems, Inc. From 1962 to 1990, Mr. Laughery was employed by Hardee's Food Systems, Inc., retiring as Chief Executive Officer in 1990. Mr. Laughery serves on the board of directors of Mass Mutual Corporate Investors and Mass Mutual Participation Investors.

     MICHAEL W. PIERCE. Since 1987, Mr. Pierce has been President of Arkansas Investment Group, Inc., which owns real estate in central Arkansas. Since 1992, Mr. Pierce has been President of Arkansas Pizza Group, Inc., a Papa John's franchisee. Since 1996, Mr. Pierce has been President of Missouri Pizza Group, LLC, a Papa John's franchisee, and Highbar Management Group, Inc., which provides management services. From 1974 to 1985, Mr. Pierce was involved in real estate development and construction, including development of restaurant properties.

     CHARLES W. SCHNATTER. Charles Schnatter has served as General Counsel and Secretary since 1991 and has been a Senior Vice President of the Company since 1993. From 1988 to 1991, he was an attorney with Greenebaum Doll & McDonald PLLC, Louisville, Kentucky, a law firm that provides legal services to the Company. He was a Papa John's franchisee from 1989 to 1997, and has been a franchisee since 1999. Mr. Schnatter serves on the board of directors of PJ America, Inc.

     RICHARD F. SHERMAN. Mr. Sherman is a private investor who has been a Papa John's franchisee, and a consultant to the Company, since 1991. From 1987 to 1991, Mr. Sherman was Chairman and President of Rally's Hamburgers, Inc. From 1984 to 1987, Mr. Sherman was President and a director of Church's Chicken, Inc. From 1971 to 1984, Mr. Sherman was Group Executive Vice President and Director of Hardee's Food Systems, Inc. and its parent, Imasco USA, Inc. Mr. Sherman serves on the boards of directors of Taco Cabana, Inc., and Reed's Jewelers, Inc., and is Chairman of the board of directors of PJ America, Inc.

     JOHN H. SCHNATTER. John Schnatter created the Papa John's concept and founded the Company in 1985. He has served as Chairman of the Board and Chief Executive Officer since 1990 and, from 1985 to 1990, served as President. He has been a Papa John's franchisee since 1986.

     BLAINE E. HURST. Blaine Hurst has served as President since October 1996 and became Vice Chairman of the Company in April 1998. From February 1995 to October 1996, he served as Chief Information Officer of the Company after having joined the Company in January 1995 as Vice President of Information Systems. From 1993 to 1995, Mr. Hurst was Vice President of Information Systems for Boston Chicken, Inc. From 1989 to 1993, Mr. Hurst was a consulting partner with Ernst & Young. He was a Papa John's franchisee from 1996 to 1998, and has been a franchisee since 1999.

     WADE S. ONEY. Wade Oney served as Chief Operating Officer from 1995 until March 1, 2000. From 1992 to 1995, Mr. Oney served as the Company's Regional Vice President of Southeast Operations. From 1989 to 1992, Mr. Oney held various positions with Domino's Pizza, Inc. as follows: from 1991 to 1992, Senior Vice President, Northeast; from 1990 to 1991, Senior Vice President, Product Implementation; and from 1989 to 1990, Vice President of Operations. Mr. Oney has been a franchisee of the Company since 1993.

     John and Charles Schnatter are brothers. There are no other family relationships among the Company's directors, executive officers and other key personnel.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board met on six occasions during 1999. Each director, with the exception of Michael W. Pierce, attended at least 75% of the meetings of the Board and the Board committees on which he served during his period of service in 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

     In addition to an Executive Committee, which is comprised of John Schnatter, Charles Schnatter and Richard Sherman, the Board of Directors has standing Compensation and Audit Committees. The Board does not have a nominating committee or other committee serving a similar function.

     The Compensation Committee is comprised of Messrs. Gaunce and Laughery. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all corporate officers and management personnel, review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans, and administer the 1993 Stock Ownership Incentive Plan and the 1999 Team Member Stock Ownership Plan. The Compensation Committee met three times in 1999.

     The Audit Committee is comprised of Charles Schnatter and Messrs. Sherman and Pierce. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent auditors of the Company, discuss and review the scope and the fees of the prospective annual audit and review the audit results with the independent auditors, review and approve non-audit services of the independent auditors, review compliance with accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices. The Audit Committee met two times in 1999.

COMPENSATION OF DIRECTORS

     Directors who are not also employees of the Company are eligible to participate in the Company's 1993 Non-Employee Directors Stock Option Plan (the "Director Plan"). Under the terms of the Director Plan, non-employee directors who do not otherwise hold options to purchase shares of Common Stock upon their initial election to the Board of Directors are awarded options to purchase 27,000 shares of Common Stock upon joining the Board. Each non-employee director (regardless of option ownership) is then eligible to receive options for an additional 13,500 shares after each three years of continuous Board service. The options are granted at fair market value and vest in equal one-third installments upon the earlier of each subsequent annual meeting of stockholders or the anniversary of the option grant date. In addition, non-employee directors who serve on the Executive Committee of the Board receive an annual award of 7,500 options (at fair market value and with a two-year vesting schedule).

     Non-employee directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Directors who are employees of the Company do not receive additional compensation for services rendered as a director.

     During 1999, Mr. Sherman was compensated at a rate of $10,000 per month, plus group health insurance coverage, for providing consulting services to the Company. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION - Consulting Agreement."

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation paid, earned or accrued by the Company's Chief Executive Officer and its next four most highly compensated executive officers for services rendered in all capacities to the Company for the years indicated.

                           SUMMARY COMPENSATION TABLE


                                                                               LONG-TERM
                                         ANNUAL COMPENSATION              COMPENSATION AWARDS
                                 -------------------------------          -------------------

                                                                                       SECURITIES
                                                           OTHER ANNUAL   RESTRICTED   UNDERLYING     ALL OTHER
      NAME AND PRINCIPAL                                   COMPENSATION      STOCK        STOCK      COMPENSATION
          POSITION             YEAR   SALARY($)  BONUS($)     ($)(1)       AWARDS($)   OPTIONS(#)       ($)(2)
John H. Schnatter              1999     $225,000        $0   $75,213(3)        $0           35,000        $183,002
  Founder, Chairman and        1998      275,000         0       --             0            5,000         183,368
  Chief Executive Officer      1997      217,307         0       --             0          100,000         183,244

Blaine E. Hurst                1999      351,538         0       --             0           50,000           1,059
  Vice Chairman and            1998      275,769         0       --             0           80,000               0
  President                    1997      225,000         0       --             0           80,000               0

Robert J. Wadell               1999      230,000       159       --             0           25,000             758
  President, PJ Food Service   1998      223,846         0       --             0            5,000               0
                               1997      176,538    50,000       --             0           20,000               0

Barry M. Barron                1999      185,000    37,000       --             0           10,000             625
  Senior Vice President -      1998      146,250    26,064       --             0           52,364               0
  International                1997      129,375    17,813       --             0            2,814               0

E. Drucilla Milby              1999      213,500         0       --             0           15,000             739
  Chief Financial Officer      1998      193,500         0       --             0            5,000               0
  and Treasurer                1997      172,500         0       --             0           20,000               0

--------------------------

(1) Except as otherwise indicated, other annual compensation paid to each named executive officer, including perquisites and other personal benefits, was less than ten percent of the officer's annual salary and bonus.

(2) The amounts in this column represent: (a) For Mr. Schnatter, premiums advanced by the Company for the purchase of split-dollar life insurance coverage; these premiums will be recovered by the Company out of the cash value or proceeds from the policy. (b) For the other named officers, the amount of the Company's contribution to the officer's account in the Company's 401(k) defined contribution plan.

(3) Includes $50,860 attributable to the Company for payments from Papa John's Marketing Fund, Inc., for the use of Mr. Schnatter's image and services in the production and use of Company advertising. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION -- Other Transactions." Also includes $12,874 for automobile allowance and reimbursement of automobile expenses for personal use, and $11,238 for personal tax preparation and planning.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options granted to the named executive officers during the 1999 fiscal year. The Company does not grant stock appreciation rights ("SARs").


                                               % OF TOTAL
                                NUMBER OF       OPTIONS                                     POTENTIAL REALIZABLE
                               SECURITIES      GRANTED TO     EXERCISE                        VALUE AT ASSUMED
                               UNDERLYING      EMPLOYEES       OR BASE                     ANNUAL RATES OF STOCK
                                 OPTIONS       IN FISCAL        PRICE      EXPIRATION      PRICE APPRECIATION FOR
NAME                           GRANTED(1)         YEAR        ($/SHARE)       DATE             OPTION TERM(2)
----                           ----------         ----        ---------       ----             --------------

                                                                                           5% ($)        10% ($)
John H. Schnatter........        35,000          3.01%         $23.625      12/23/09        $520,100     $1,318,100

Blaine E. Hurst..........        50,000          4.31%          23.625      12/23/09         743,000      1,883,000

Robert J. Wadell.........        25,000          2.15%          23.625      12/23/09         371,500        941,500

Barry M. Barron..........        10,000          0.86%          23.625      12/23/09         148,600        376,600

E. Drucilla Milby........        15,000          1.29%          23.625      12/23/09         222,900        564,900

--------------------------

(1) All options were awarded under the 1999 Team Member Stock Ownership Plan. All options vest immediately in the event of a change in control of the Company and all options granted to the named executive officers have a term of ten years. The options become exercisable in five annual installments of 20%, beginning December 23, 1999.

(2) Assumed annual appreciation rates are set by the Securities and Exchange Commission and are not a forecast of future appreciation. The amounts shown are pre-tax and assume the options will be held throughout the entire ten-year term. If Papa John's Common Stock does not increase in value after the grant date of the options, the options are valueless.

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     Set forth below is information with respect to option exercises by the named executive officers in the 1999 fiscal year and unexercised stock options held by the named executive officers at the end of the Company's 1999 fiscal year. There were no SARs outstanding at the 1999 fiscal year-end.


                                                              NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                               SHARES         VALUE              OPTIONS AT               IN-THE-MONEY OPTIONS AT
                              ACQUIRED      REALIZED          FISCAL YEAR-END(#)           FISCAL YEAR-END($)(2)
                                                                                        ----------------------------
NAME                         ON EXERCISE     ($) (1)     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                         -----------     -------     -----------    -------------   -----------    -------------
John H. Schnatter........           0             --         145,278        147,500        $750,496             $0
Blaine E. Hurst..........      80,000     $2,087,422         103,564        318,749         170,534        588,340
Robert J. Wadell.........           0             --          30,100         83,500          47,850              0
Barry M. Barron..........           0             --          51,214         13,850          13,144         13,144
E. Drucilla Milby........       7,932        203,870          42,199         75,500          36,788              0
----------------------------

(1) The Value Realized represents the difference between the fair market value on the date of exercise and the total option exercise price.

(2) Based on the difference between the option exercise price and the last reported sale price of the Common Stock ($23.625) as reported on The Nasdaq Stock Market on December 23, 1999, the last trading day of the Company's 1999 fiscal year.

EMPLOYMENT AGREEMENT

     Wade Oney served as Chief Operating Officer of the Company pursuant to an employment agreement from 1997 until he relinquished that position effective March 1, 2000. Under that employment agreement, Mr. Oney was paid an annual salary of $150,000 and was eligible to earn an annual bonus of up to $100,000. Mr. Oney remains a director and franchisee of the Company, and continues to serve as an employee working on special projects. Under the terms of Mr. Oney's new arrangement with the Company, he receives an annual salary of $75,000 and is eligible to earn an annual bonus of up to $25,000.

     Prior to Mr. Oney's promotion to Chief Operating Officer of the Company in 1995, entities in which he owned an equity interest were awarded franchise and development rights to develop a total of 29 Papa John's restaurants in Orlando, Tampa and Southeast Florida. Under the terms of Mr. Oney's former employment agreement, the Company made a loan to one such franchise entity, Bam-Bam Pizza, Inc., for the development and operation of Papa John's restaurants; the loan is personally guaranteed by Mr. Oney. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION -- Franchise And Development Arrangements" and "-Franchisee Loan Program."


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report includes a discussion of the Compensation Committee's philosophy on executive compensation, the primary components of the Company's compensation program and a description of the Chief Executive Officer's compensation package during 1999.

     COMPENSATION PRINCIPLES. The Compensation Committee is responsible for advising the Board of Directors on matters relating to the compensation of the Company's executive officers and administering the Company's 1999 Team Member Stock Ownership Plan (the "1999 Plan") and 1993 Stock Ownership Incentive Plan (collectively, the "Plans"). The Compensation Committee believes the following principles are important in compensating executive officers:

     -Compensation awarded by the Company should be effective in attracting, motivating and retaining key executives;

     -Incentive compensation should be awarded based on the achievement of growth or operational targets at the Company, its subsidiaries or restaurants, as appropriate to the executive officer; and

     -Executive officers should have an equity interest in the Company to encourage them to manage the Company for the long-term benefit of stockholders.

     The Company's executive officers are compensated through a combination of salary, cash bonuses and stock option awards under the Plans; each form of compensation is discussed below.

     ANNUAL SALARY. The Committee reviews salary levels on an annual basis with the Chief Executive Officer and the Company's other senior managers, and makes adjustments as appropriate or necessary to keep employees motivated. The Committee also has reviewed annually Mr. Oney's employment agreement. The Committee gives great weight to the Chief Executive Officer's recommendations as to annual salary levels of the Company's executive officers.

     BONUS PROGRAM. During 1999, certain officers and employees within the Company's restaurant operations, commissary and equipment areas, including several executive officers, were eligible to receive bonuses based on the attainment of operational goals during the fiscal year. The operational goals include targeted sales and profits at the restaurant or commissary level, or on a Company-wide basis, depending upon the employee's position, or the opening of a targeted number of Company-owned or franchised restaurants. The Board retains discretion to award bonuses in excess of the pre-determined maximum if growth or performance is exceptional and results from the efforts of the officer or employee. Other officers received discretionary cash bonuses based upon a review of performance by his or her supervisor or, in the case of executive officers, the Committee.

     INCENTIVE PLAN AWARDS. For 1999, stock options were awarded under the 1999 Plan to executive officers and other officers, management personnel and staff, based on job classification, with supplemental awards made at management's discretion. The options become exercisable in five annual installments of 20%, beginning December 23, 1999.

     The Committee believes that stock options and other equity-based incentives are a valuable tool in encouraging executive officers and other employees to align their interests with the interests of the stockholders and to manage the Company for the long-term. Non-qualified options to purchase 255,000 shares of the Company's Common Stock were granted under the 1999 Plan in 1999 to all executive officers, including the Company's Chief Executive Officer, with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Compensation Committee determined the salary, bonus and stock options received by John H. Schnatter, Founder, Chairman and Chief Executive Officer of the Company, for services rendered in 1999. Consistent with the compensation policies and components described above, in light of Mr. Schnatter's wide scope of responsibilities and his remuneration from Papa John's Marketing Fund, Inc. for his role in the Company's advertising, and based upon input from Mr. Schnatter, he received a base salary of $225,000 for 1999. As of December 23, 1999, Mr. Schnatter also received non-qualified options to purchase 35,000 shares of the Company's Common Stock. He did not receive a cash bonus during 1999.

     OBRA DEDUCTIBILITY LIMITATION. The Omnibus Budget Reconciliation Act of 1993 ("OBRA") limits the deduction by public companies of compensation of certain executive officers to $1 million per year, per executive officer, unless certain criteria are met. It is the Company's policy to comply whenever appropriate and possible with the requirements of OBRA applicable to the qualification of any such compensation for deductibility, and the Committee continues to review issues relating to this compensation deduction limitation.


                                                          COMPENSATION COMMITTEE

                                                                 O. Wayne Gaunce
                                                                Jack A. Laughery

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Immediately prior to its initial public offering of Common Stock in June 1993, the Company's Board of Directors adopted a policy requiring that all future transactions with affiliates be on terms comparable to those that the Company could obtain from unaffiliated third parties. In addition, the policy requires that all such transactions be approved by a majority of the members of the Board who are not officers or employees of the Company and who do not have an interest in the transaction.

     The current members of the Compensation Committee, Messrs. Gaunce and Laughery, are franchisees of the Company. Set forth below is a description of transactions during the Company's last fiscal year involving these directors, as well as other directors and executive officers of the Company.

FRANCHISE AND DEVELOPMENT ARRANGEMENTS

     Prior to the Company's initial public offering of Common Stock in June 1993, certain executive officers and directors of the Company acquired equity interests in entities that were franchisees of the Company and that had rights to develop Papa John's restaurants. Certain of the entities acquired development rights at reduced development fees and also pay a reduced franchise fee when each restaurant is opened. However, such entities pay royalties at the same rate as other franchisees. The Company has entered into additional franchise and development agreements with non-employee directors and executive officers of the Company and entities in which they have an equity interest, and may continue to do so in the future. It is expected that any such arrangements will be on terms no more favorable than with independent third parties.

     Set forth below is a description of franchise and development arrangements between the Company and entities in which the Company's executive officers and directors, as well as their immediate family members, have an equity interest as of the end of the fiscal year or prior to an acquisition of the entity, and the amount of franchise fees, development fees and royalties earned by or paid to the Company from such entities during the last fiscal year. Such entities also purchase various food and other products from the Company's commissary system and may purchase from the Company the equipment and other items needed to open a Papa John's restaurant. All such purchases and sales are made on terms and at rates identical to those that may be obtained from the Company by an independent franchisee.


NAME AND PERCENTAGE OWNED               FRANCHISE ENTITY -- AMOUNTS EARNED/DEVELOPMENT RIGHTS
-------------------------               -----------------------------------------------------
John H. Schnatter (76.00%)              JOE K CORPORATION -- Operates two restaurants in Louisville,
Annette Schnatter (24.00%)              Kentucky.  Paid royalties of $49,536 in 1999.  John and Annette
                                        Schnatter are husband and wife.

Richard F. Sherman (72.00%)             SHERFIZ, INC. and SHERFIZ II, INC. -- Operate two restaurants
John H. Schnatter (8.00%)               in Ohio and one in West Virginia.  Paid royalties aggregating
                                        $101,452 in 1999.

Richard F. Sherman (79.75%)             P.J. CAMBRIDGE, INC. -- Operates one restaurant in Ohio and two
John H. Schnatter (8.00%)               in West Virginia.  Paid royalties of $80,644 in 1999.

Blaine E. Hurst (22.19%)                CAPITAL PIZZA, INC. -- Operates twelve restaurants in Illinois
Charles W. Schnatter (22.19%)           and Indiana.  Paid royalties of $194,484 in 1999.  Mr. Emmett
Richard J. Emmett (22.19%)              is an executive officer of the Company.

Wade S. and Elizabeth Oney (100.00%)    BAM-BAM PIZZA, INC. -- Operates sixteen restaurants in
                                        Florida.  Franchise and development fees earned by the Company in 1999 were $15,000.  Paid royalties of $499,453 in 1999.
                                        Wade and Elizabeth Oney are husband and wife.

Wade S. Oney (100.00%)                  L-N-W PIZZA, INC. -- Operates twelve restaurants in Florida.
                                        Paid royalties of $490,717 in 1999.


                                      -11-

Wade S. Oney (50.00%)                   BROWN'S PIZZA, INC. -- Operates two restaurants in Florida.
                                        Paid royalties of $63,163 in 1999.

Wade S. Oney (35.00%)                   EAGLE EYE PIZZA, INC. -- Operates three restaurants in Oregon.
                                        Franchise and development fees earned by the Company in 1999 were $60,000.  Paid royalties of $31,629 in 1999.

Richard F. Sherman (20.00%)             PJ CAROLINA, INC.(1) -- Operated three restaurants in North
                                        Carolina.   Paid royalties of $63,329 in 1999.

Nicholas H. Sherman (4.70%)             MICHIGAN CHEESE, INC.(2) -- Operated one restaurant in
Merida L. Sherman (4.70%)               Michigan.  Paid royalties of $1,985 in 1999.  Nicholas and
                                        Merida Sherman are the son and daughter, respectively, of
                                        Richard F. Sherman.

Richard F. Sherman (4.50%)              PJ AMERICA, INC. ("PJ America") -- PJ America operates 102
Jack A. Laughery (3.50%)                restaurants in Alabama, California, Oregon, Texas, Virginia, and Washington.  Franchise and development fees earned by the
                                        Company in 1999 were $400,000.  Paid royalties of $2,492,057 in
                                        1999.

Jack A. Laughery (21.17%)               PJIOWA, L.C. -- Operates nineteen restaurants in Iowa and two restaurants in Illinois.  Franchise and development fees earned by the Company in 1999 were $111,000.  Paid royalties of
                                        $392,023 in 1999.

Jack A. Laughery (16.86%)               HOUSTON PIZZA VENTURE, LLC  -- Operates 54 restaurants in
Helen Laughery (4.00%)                  Texas.  Franchise and development fees earned by the Company in
Brenda Weinke (2.00%)                   1999 were $129,500.  Paid royalties of $1,312,354 in 1999.
Kelly Winstead (2.00%)                  Helen Laughery is the wife of Jack Laughery, and Brenda Weinke,
M. Christine Laughery  (2.00%)          Kelly Winstead, M. Christine Laughery and Sarah McCauley are
Sarah McCauley (2.00%)                  his daughters.

Jack A. Laughery (25.00%)               PJ NEW ENGLAND, LLC -- Operates 31 restaurants in Connecticut,
                                        Maine, Massachusetts, Rhode Island and New Hampshire.
                                        Franchise and development fees earned by the Company in 1999 were $220,000.  Paid royalties of $450,429 in 1999.

Michael W. Pierce (75.00%)              MISSOURI PIZZA GROUP, LLC -- Operates six restaurants in
                                        Missouri.  Franchise and development fees earned by the Company in 1999 were $20,000.  Paid royalties of $157,714 in 1999.

Michael W. Pierce (75.00%)              ARKANSAS PIZZA GROUP, INC. -- Operates twelve restaurants in
                                        Arkansas.  Paid royalties of $319,792 in 1999.

Michael W. Pierce (95.00%)              OKLAHOMA PIZZA GROUP, LLC -- Operates seven restaurants in
                                        Oklahoma.  Franchise and development fees earned by the Company in 1999 were $60,000.  Paid royalties of $159,763 in 1999.

Wayne Gaunce (25.33%)                   H & H PIZZA, INC.; ILMO, INC.; and OWG, INC. -- Operate 31
Patrick Gaunce (35.00%)                 restaurants during 1999 in Alabama, Illinois, Kentucky,
                                        Mississippi, Missouri and Tennessee.   Paid royalties
                                        aggregating $1,014,954 in 1999.  Patrick Gaunce is the son of


                                      -12-

                                        Wayne Gaunce.

Wayne Gaunce (13.94%)                   TEXAS P.B., INC. -- Operates six restaurants in Texas. Paid
Paid Patrick Gaunce (19.25%)            royalties of $203,934 in 1999.

Wayne Gaunce (13.17%)                   MICHIGAN RESTAURANT GROUP, INC. -- Operates nine restaurants in
Patrick Gaunce (17.50%)                 Michigan.  Paid royalties of $303,520 in 1999.

Wayne Gaunce (12.67%)                   CAMELBACK PIZZA, INC. -- Operates 30 restaurants in Arizona.
Patrick Gaunce (18.20%)                 Franchise and development fees earned by the Company in 1999 were $90,000.  Paid royalties of $643,942 in 1999.

Wayne Gaunce (8.43%)                    MOUNTAIN VALLEY, INC. - Operates five restaurants in Idaho.
Patrick Gaunce (11.66%)                 Franchise and development earned by the Company were $40,000.
                                        Paid royalties of $49,611 in 1999.

Patrick Gaunce (100%)                   SPG, INC. -- Operates two restaurants in Bowling Green,
                                        Kentucky.  Paid royalties of $99,127 in 1999.

Patrick Gaunce (20.11%)                 MIRAGE PIZZA, INC. -- Operates four restaurants in Arizona.
                                        Franchise and development fees earned by the Company in 1999 were $60,000.  Paid royalties of $57,479 in 1999.

Louis DiFazio, Jr. (25.00%)             GOLNEK AND DIFAZIO MANAGEMENT CORPORATION - Operates four
                                        restaurants in Virginia.  Franchise and development fees earned by the Company in 1999 were $40,000.  Paid royalties of $80,125 in 1999.  Mr. DiFazio is an executive officer of the Company.

-----------------------

(1)  PJ Carolina, Inc., was acquired by another franchisee in March 2000.

(2) Michigan Cheese, Inc., sold its restaurant to another franchisee in January 1999.

PJ AMERICA, INC. STOCK WARRANT

     PJ America, Inc., Papa John's largest franchisee ("PJ America"), completed an initial public offering of its common stock ("IPO") in October 1996. In connection with the IPO, PJ America issued to the Company a warrant to purchase 225,000 shares of its common stock. The warrant is exercisable in whole or in part at any time within five years from the closing date of the IPO, and the purchase price of each share of PJ America common stock pursuant to the warrant is $11.25 per share (90% of the IPO price of $12.50 per share). The warrant was issued by PJ America to the Company in consideration for the grant by the Company of rights to enter into development agreements for certain specified territories and the waiver by the Company of certain market transfer fees. The Company's agreement with PJ America anticipates that PJ America will pay standard development and franchise fees in connection with opening restaurants in the specified territories. In addition to his ownership interest as set out above, Mr. Sherman is Chairman of the Board of PJ America. Charles Schnatter also is a director of PJ America.

FRANCHISEE LOAN PROGRAM

     In 1996, the Company established a program under which selected franchisees could borrow funds for use in the construction and development of their restaurants from Capital Delivery, Ltd., a wholly owned subsidiary of the Company. Loans under the program typically bear interest at fixed or floating rates (ranging from 5.5% to 12.0% at December 26, 1999), and are generally secured by the fixtures, equipment, signage (and, where applicable, the land) of each restaurant, the ownership interests in the franchisee and, in certain circumstances, guarantees of the franchisee owners. Under the terms of the applicable loan agreement, interest only is payable over the term of the loan, generally 12 to 24 months.

Thereafter, if the loan is not in default, the franchisee may convert the loan to a term loan with principal and interest payable monthly, amortized over a four- to six-year term.

     Set forth below is a description of franchise loan transactions between Capital Delivery, Ltd., and entities in which the Company's executive officers and directors, as well as their immediate family members, have an equity interest, the largest aggregate amount outstanding during 1999, and the amount outstanding and the rate of interest paid on such loans as of February 20, 2000.


                                                                LARGEST PRINCIPAL      PRINCIPAL
         NAME AND                                              AMOUNT OUTSTANDING        AMOUNT          INTEREST
    PERCENTAGE OWNED                        FRANCHISE            IN FISCAL YEAR       OUTSTANDING          RATE
    ----------------                        ---------            --------------       -----------          ----
Blaine E. Hurst  (22.19%)           Capital Pizza, Inc.                 $184,976          $184,976        9.50%
Charles W. Schnatter (22.19%)
Richard J. Emmett (22.19%)

Jack A. Laughery (16.86%)           Houston Pizza Venture, LLC         2,000,000                 0         8.75%(1)
Helen Laughery (4.00%)
Brenda Weinke (2.00%)
Kelly Winstead (2.00%)
M. Christine Laughery (2.00%)
Sarah McCauley (2.00%)

Wade S. Oney and                    Bam-Bam Pizza, Inc.                1,700,000         1,700,000        8.25%
Elizabeth Oney (100%)                                                    576,198         1,326,198        8.50%


Wade S. Oney (100%)                 L-N-W Pizza, Inc.                    377,147           291,963        8.00%

Michael W. Pierce (70.00%)          Missouri Pizza Group, LLC          1,003,405           783,258        9.50%

----------------------------

(1)  Applicable interest rate when paid in full on June 29, 1999.

CONSULTING AGREEMENT

     The Company and Mr. Sherman are parties to a Consulting Agreement dated March 29, 1991, as amended (the "Consulting Agreement"), pursuant to which the Company pays Mr. Sherman a monthly consulting fee of $10,000 and provides him with group health insurance. The total amount paid to Mr. Sherman in 1999 under the Consulting Agreement was $120,000, and the value of group health benefits provided to Mr. Sherman in 1999 was $3,002. Mr. Sherman is also entitled to compensation at a rate of $157 per hour for each hour of consulting service provided in excess of 30 hours per month. After termination of the Consulting Agreement, Mr. Sherman has agreed not to compete with the Company in any capacity for a period of twelve months, and in any business that offers pizza on a delivery basis anywhere in the United States for a period of two years.

OTHER TRANSACTIONS

     During 1999, Papa John's Marketing Fund, Inc. (the "Marketing Fund"), paid John Schnatter, the Company's Founder and Chief Executive Officer, a total of $189,072 for the use of his image and his services in the production and use of certain electronic and print advertisements. Mr. Schnatter's minor children also were paid a total of $12,437 by the Marketing Fund for the use of their images and services in certain advertisements. The Marketing Fund, a nonprofit corporation formed primarily to support local, regional and national marketing efforts of the Company and its franchisees, is funded by assessment of a percentage of sales generated by both Company-owned and franchised restaurants. Included in the amount paid to Mr. Schnatter in 1999 by the Marketing Fund were $150,000 as an annual retainer and $39,072 for residuals from the broadcast of certain television commercials in which he appeared. In 1999, Company-owned restaurants contributed 26.9 percent of the total contributions to the Marketing Fund from all Papa John's restaurants.

     During 1999, the Company paid $1,334,687 to Hampton Airways, Inc. ("Hampton"), for charter aircraft services. Included in the amount paid to Hampton is $104,411 for use of a charter aircraft owned by RFS Aviation Corporation ("RFS"). Hampton's sole shareholder is John Schnatter. RFS's sole shareholder is Richard F. Sherman, a director of the Company. The Company believes the rates charged to the Company were at or below rates that could have been obtained from an independent third party for similar aircraft.

     During 1999, the Company was reimbursed a total of $625,866 by Joe K Corporation ("Joe K"), a franchisee owned by John Schnatter and his spouse, for advances made by the Company toward construction, design and equipment costs of a new prototype restaurant in Louisville, Kentucky. The advances were made during the design and construction phase of the project in consideration of Joe K's willingness to permit the Company to test certain experimental and prototypical construction, design and equipment ideas in the restaurant. Construction of the restaurant was completed in February 1999. Following the final accounting of the project and a replication of the facility in a second location in 1999, Joe K repaid the actual costs Joe K would have incurred to construct the restaurant had final design and construction plans been available at the beginning of the project. The Company absorbed the remaining $245,489 in development costs associated with the project.

     Effective December 27, 1999, the Papa John's Franchise Advisory Council, an advisory group including Papa John's franchisees that meets periodically to discuss issues of importance to the Company and its franchisees, initiated a program that allows the cost of cheese to Papa John's restaurants to be established on a quarterly basis. Certain franchisees of the Company formed a corporation, BIBP Commodities, Inc. ("BIBP"), that purchases cheese at the prevailing market price and sells it to the Company's distribution subsidiary, PJ Food Service, Inc. ("PJFS"), at a fixed quarterly price based in part upon historical average market prices. PJFS in turn sells cheese to Papa John's restaurants at a set quarterly price. Capital Delivery, Ltd., a wholly owned subsidiary of the Company, has made available a $17.6 million line of credit to BIBP to fund cash deficits as they may arise. Wade Oney, a director of the Company, and a franchisee entity owned in part by Wayne Gaunce, also a director of the Company, each own a 9.09% percent interest in BIBP. BIBP intends to pay to its shareholders a total annual dividend equal to eight percent of each shareholder's initial investment. Otherwise, BIBP intends to manage its operations on a break-even basis over time, and there is no expectation that the value of the ownership interests in BIBP will appreciate.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Based on a review of these reports and written representations from the reporting persons, the Company believes that all applicable Section 16(a) reporting requirements were complied with for all Common Stock transactions in 1999, except as follows: Michael W. Pierce reported late on Form 4 two purchases of shares of Common Stock from the Company pursuant to exercises of stock options, and Charles W. Schnatter reported late on Form 5 an exchange of shares of Common Stock.

                             STOCK PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return of the Company's Common Stock to the NASDAQ Stock Market (U.S.) Index and a group of the Company's peers consisting of U.S. companies listed on NASDAQ with standard industry classification (SIC) codes 5800-5899 (Eating and drinking places). Relative performance is compared for the five-year period from December 23, 1994, to December 26, 1999, each the last day of the Company's fiscal year. The graph assumes that the value of the investments in the Company's Common Stock and in each index was $100 at December 24, 1994, and that all dividends were reinvested.

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

CRSP TOTAL RETURNS INDEX FOR:                    12/1994   12/1995   12/1996   12/1997   12/1998   12/1999
-----------------------------                    -------   -------   -------   -------   -------   -------
Papa John's International, Inc.                  100.0     151.1     268.9     262.2     338.5     195.1
Nasdaq Stock Market (US Companies)               100.0     143.3     176.5     207.9     300.5     549.8
NASDAQ Stocks (SIC 5800-5899 US Companies)       100.0     122.3     118.9     100.9      90.2      72.0
Eating and drinking places

NOTES:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 12/23/1994.

            2. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors will request stockholders to ratify its selection of Ernst & Young LLP, independent auditors, to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 2000. Ernst & Young LLP has audited the Company's financial statements since 1991. Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions by stockholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of Ernst & Young LLP as the Company's independent auditors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.


                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.


                              STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy statement for next year's Annual Meeting of Stockholders, the written proposal must be received by the Company no later than December 14, 2000. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the including of stockholder proposals in Company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be introduced at next year's Annual Meeting, written notice must be received by the Company no later than March 25, 2001. All stockholder proposals also must comply with certain requirements set forth in the Company's Certificate of Incorporation. A copy of the Certificate of Incorporation may be obtained by written request to the Secretary of the Company at the Company's principal offices at P.O. Box 99900, Louisville, Kentucky 40269-0900.


                                  ANNUAL REPORT

     The Company's Annual Report to Stockholders for the fiscal year ended December 26, 1999, accompanies this Proxy Statement.

                                             By Order of the Board of Directors

                                             /s/ Charles W. Schnatter

                                             CHARLES W. SCHNATTER
                                             SENIOR VICE PRESIDENT, SECRETARY
                                             AND GENERAL COUNSEL
Louisville, Kentucky
April 13, 2000

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                           PAPA JOHN'S INTERNATIONAL, INC.
                    P.O. BOX 99900, LOUISVILLE, KENTUCKY 40269-0900

                           ANNUAL MEETING OF STOCKHOLDERS

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a stockholder of PAPA JOHN'S INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints
CHARLES W. SCHNATTER and KENNETH M. COX, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all shares of the Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's corporate offices at 2002 Papa John's Boulevard, Louisville, Kentucky, on Wednesday, May 24, 2000, at 11:00 A.M. (E.D.T.) and at any adjournment thereof.

The undersigned hereby instructs said proxies or their substitutes:

     1. Election of Directors

              Nominees: O. WAYNE GAUNCE, JACK A. LAUGHERY, MICHAEL W. PIERCE

        / / FOR the above-named nominees         / / WITHHOLD AUTHORITY to
                                                     vote for the above-named
                                                     nominees

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

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     2. Ratification of the Selection of Independent Auditors: To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2000 fiscal year.

                     / /  FOR     / /  AGAINST    / /  ABSTAIN

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                           PAPA JOHN'S INTERNATIONAL, INC.

     3. Discretionary Authority: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting.

             THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN ITEM 1 AND FOR THE PROPOSAL SET FORTH IN ITEM 2. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

             The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 13, 2000, and a copy of the Company's Annual Report for the fiscal year ended December 26, 1999.


                                             ----------------------------------
                                             Signature                     Date



                                             ----------------------------------
                                             Signature (if held jointly)   Date
                                             Please sign exactly as name
                                             appears on proxy. If shares are
                                             held by joint tenants, all parties
                                             in the joint tenancy must sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             state capacity. If executed by a
                                             corporation, the proxy should be
                                             signed by a duly authorized
                                             officer. If a partnership, please
                                             sign in partnership name by
                                             authorized person.